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                                                                     EXHIBIT 4

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                     QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

                        (Effective as of January 1, 1999)


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                                TABLE OF CONTENTS
                                -----------------
                                                                          Page
                                                                          ----

1.   PURPOSE................................................................1
2.   ADMINISTRATION.........................................................1
3.   ELIGIBILITY............................................................1
4.   SHARES.................................................................2
5.   GRANT OF OPTION........................................................2
6.   PARTICIPATION..........................................................3
7.   EXERCISE OF OPTION.....................................................4
8.   EMPLOYEE'S RIGHT TO SURRENDER OPTION...................................4
9.   TERMS AND CONDITIONS OF OPTIONS........................................4
10.  COMPLIANCE WITH RULE 16B-3.............................................8
11.  INDEMNIFICATION OF COMMITTEE...........................................8
12.  AMENDMENT OF PLAN......................................................8
13.  EFFECTIVE DATE OF PLAN.................................................9
14.  ABSENCE OF RIGHTS......................................................9
15.  APPLICATION OF FUNDS...................................................9
16.  MISCELLANEOUS..........................................................9




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                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                     QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
                        (Effective as of January 1, 1999)


1.       PURPOSE

         The Pennsylvania Real Estate Investment Trust (the "Trust") has adopted this Qualified Employee Share Purchase Plan (the "Plan") in order to encourage share ownership by all eligible employees of the Trust by providing them the opportunity to acquire a proprietary interest (or increase their proprietary interest) in the Trust. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan," within the meaning of ss.423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Trust's Board of Trustees (the "Board") may, from time to time, approve participation in the Plan by employees of any "subsidiary corporation" of the Trust (as defined in ss.424(f) of the Code) and/or of any "parent corporation" of the Trust (as defined in ss.424(e) of the Code).

2.       ADMINISTRATION

         The Plan shall be administered by the Executive Compensation and Human Resources Committee (the "Committee") of the Board. Acts approved by a majority of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a trustee of the Trust.

         The Committee shall have full and final authority, in its discretion but subject to the express provisions of the Plan: (i) to interpret the Plan;
(ii) to make, amend, and rescind rules and regulations relating to the Plan;
(iii) to determine the terms and provisions of the instruments by which options shall be evidenced; and (iv) to make all other determinations necessary or advisable for the administration of the Plan. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. Any and all authority of the Committee may be delegated by the Committee to a plan administrator.

3.       ELIGIBILITY

(a) General Rule. Except as provided in paragraph (b) below and subject to ss.9(e), each employee of the Trust or of a designated subsidiary corporation who has been employed by the Trust or a designated subsidiary corporation for at least six months shall be eligible for option grants described in ss.5.

(b) Exceptions. An employee will not be eligible to participate in the Plan if he or she is customarily employed by the Trust or a designated subsidiary corporation for 20 hours or less per week or if he or she is customarily employed by the Trust or a designated subsidiary corporation for not more than five months in any calendar year. In addition, in no event may an employee be granted an option if such employee, immediately after the option is granted, would own shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Trust or of its parent corporation (if any) or of a subsidiary corporation (if any) then outstanding. For purposes of determining share ownership under this paragraph
   (b), the rules of ss.424(d) of the Code (relating to attribution of share ownership) shall apply,


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and shares which the employee may purchase under outstanding options shall be treated as shares owned by the employee.

4.       SHARES

         The shares subject to the options as provided herein shall be shares of beneficial interest in the Trust, par value $1.00 per share ("Shares"). The aggregate number of Shares that may be issued under options shall not exceed 82,000; provided that such number shall be adjusted if required by ss.9(i). Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Trust may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

5.       GRANT OF OPTION

(a) Grant of Option. Employees shall have the right to purchase Shares under options granted as of January 1, 1999 (or, in the Committee's discretion, as soon as administratively practicable thereafter) and as of each subsequent January 1 (the "Grant Dates"). Each employee who meets the eligibility requirements of ss.3 shall be granted an option on the first Grant Date coinciding with or immediately following the date he or she becomes an eligible employee, and on each succeeding Grant Date, provided he or she continues to meet the eligibility requirements of ss.3. The term of the options (the "Option Term") shall be 12 calendar months (from January 1 to December 31).

(b) Purchase Periods. Each Option Term shall contain four three-month Purchase Periods (January-March, April-June, July-September, and October-December).

(c) Number of Shares Purchasable Under Option. Subject to the limitation in paragraph (d) below, at the beginning of each Option Term each eligible employee shall be granted an option, exercisable in installments at the end of each Purchase Period during such Option Term, to purchase up to a number of Shares equal to the total of the number of Shares purchasable by the employee for each Purchase Period in the Option Term. The number of Shares purchasable for a Purchase Period shall be determined by dividing the employee's accumulated payroll deductions (as described inss.6) for the Purchase Period by the per-share exercise price (determined in accordance with ss.9(b)) of the option installment for such Purchase Period. For example, if an employee makes payroll deductions of $6,000 for a 12-month Option Term ($1,500 for each Purchase Period in the Option Term) and the per-share exercise price for each Purchase Period is $19.55, $20.40, $21.25, and $22.10, respectively, then the number of Shares purchasable by the employee for the Option Term is 286, determined as follows:

            $1,500   $1,500   $1,500   $1,500
            ------   ------   ------   ------
            $19.55 + $20.40 + $21.25 + $22.10   =  76 + 73 + 70 + 67 = 286

Full and fractional Shares shall be purchasable under the Plan. However, in accordance with ss.9(m), no fractional Share certificates shall be issued.

(d) Limitation on Aggregate Number of Shares Purchasable Under Option. Subject to the limitations described in ss.9(e) and ss.9(l), the aggregate number of full Shares purchasable under an option for an Option Term shall not exceed the lesser of (i) 1,000 (subject to adjustment under ss.9(i)), or
   (ii) the number determined by dividing $25,000 by the fair market value of a Share (as described in ss.9(b)) on the most recent business day before the Grant Date for such Option Term. Further, if the total number of Shares


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to be purchased on any date in accordance with ss.7(a) exceeds the Shares then available under the Plan (after deduction of all Shares that have been purchased under ss.7(a)), the Committee shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

6.       PARTICIPATION

(a) Payroll Deductions. Subject to rules established by the Committee from time to time, an eligible employee may elect to participate in the Plan by making payroll deductions (as a whole percentage of the employee's basic rate of compensation each pay, subject to the limits set forth in paragraph (b) below) for each Option Term in which the employee is eligible to participate. For purposes of this Plan, "basic rate of compensation" shall mean an employee's basic hourly rate or salary, excluding any commissions, bonuses, overtime, or other extra or incentive pay.

(b) Maximum Payroll Deduction. The maximum total payroll deductions for any employee for an Option Term may not exceed 10 percent of the employee's basic rate of compensation for the Option Term.

(c) General Assets; Taxes; No Interest. All payroll deductions made for an employee shall be credited to his or her account as of the payday as of which the deduction is made. All payroll deductions shall be held by the Trust (or by a designated subsidiary corporation as agent for the Trust). All such contributions shall be held as part of the general assets of the Trust , and shall not be held in trust or otherwise segregated from the Trust's general assets. No interest shall be paid or accrued on any such contributions. Each employee's right to the contributions credited to his or her account shall be that of a general and unsecured creditor of the Trust. The Trust and each designated subsidiary corporation shall have the right to make such provisions as it deems necessary or appropriate to satisfy any tax laws with respect to purchases of Shares made under this Plan.

(d) Automatic Refund. The balance credited to the account of an employee automatically shall be refunded in full (without interest) if his or her status as an employee of the Trust and all designated subsidiary corporations terminates for any reason whatsoever during a Purchase Period. Such refunds shall be made as soon as practicable after the Committee has actual notice of any such termination.

(e) Participation after Surrender. Each employee who has satisfied the eligibility requirements of ss.3 but who has elected to surrender all or a portion of his or her option in accordance with ss.8 (or, as described in paragraph (g) below, is deemed to have surrendered his or her option) for an Option Term, shall be granted an option in accordance with ss.5 in subsequent Option Terms, provided the employee continues to meet the eligibility requirements of ss.3. However, such employee must submit a new payroll deduction agreement under paragraph (a) above in order to begin payroll deductions for a subsequent Option Term.

(f) No Contract to Purchase. Electing to make payroll deductions for any Option Term will not constitute a contract to purchase any of the Shares purchasable under an option.

(g) Waiver of Rights. An employee who fails to elect to participate in the Plan for an Option Term in the manner and within the time provided under paragraph (a) above shall be deemed to have surrendered the option granted to the employee for such Option Term and shall have no further rights under the Plan with respect to such surrendered option.


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7.       EXERCISE OF OPTION

(a) Method of Exercise. Unless the employee has surrendered his or her option in accordance with ss.8(a) (or is deemed to have surrendered his or her option under ss.6(g)) before the end of a Purchase Period, as of the last business day of the Purchase Period (the "Exercise Date"), the employee will be credited for such number of whole Shares and any fraction of a whole share (computed to the number of decimal places set by the Committee) as his or her accumulated payroll deductions shall be sufficient to pay for, subject to the limitations of ss.5(d).

(b) Return of Excess Payroll Deductions. Any payroll deductions remaining after the employee exercises an option for an Option Term shall be refunded to the employee.

8.       EMPLOYEE'S RIGHT TO SURRENDER OPTION

(a) Surrender of Option. An employee may elect to surrender his or her option during any Purchase Period of an Option Term and withdraw any payroll deductions already made for such Purchase Period under the Plan by giving written notice to the Trust. However, in order for such surrender to be effective for the Purchase Period, the employee's written notice must be received by the Trust on or before the 30th calendar day prior to the end of the Purchase Period. All of such employee's payroll deductions will be refunded to him or her as soon as practicable after the Trust receives the employee's notice of withdrawal, and no further payroll deductions will be made from the employee's pay until the employee completes a new payroll deduction agreement in accordance withss.6(a) for a subsequent Option Term. As to any option so surrendered, the employee shall have no further right of any nature at any subsequent time.

(b) Effect on Later Participation. An election to surrender an option during a Purchase Period of an Option Term shall preclude the employee from participating in any remaining Purchase Periods of such Option Term, but will not have any effect upon his or her eligibility to participate in the Plan for subsequent Option Terms.

9.       TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall prescribe, provided that all employees granted such options shall have the same rights and privileges (except as otherwise required by ss.5), and provided further that such options and option agreements shall comply with and be subject to the terms and conditions set forth below.

(a) Employee Notification and Agreement. Employees shall be notified (i) of the requirements they must meet to be granted options under the Plan, (ii) about the terms and conditions of such options, and (iii) that any employee eligible to be granted options under the Plan may request a copy of the Plan. An employee's agreement to the terms of an option will be evidenced by his or her payroll deduction agreement with the Trust or a subsidiary corporation for an Option Term.

(b) Option Price. The per-share exercise price of an option for each Purchase Period of an Option Term shall be the lesser of (i) 85% of the fair market value of a Share as of the most recent business day before the Grant Date for such Option Term, or (ii) 85% of the fair market value of a Share as of the applicable Exercise Date. In making such determination for a Purchase Period, during such time as the Shares are listed upon an established stock exchange or exchanges, the per share "fair market value" shall be


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   deemed to be the mean between the highest and lowest quoted selling prices on the relevant date. During such time as the Shares are not listed upon an established stock exchange, the per-share fair market value shall be determined by the Committee by a method sanctioned by the Code, or rules and regulations thereunder. The fair market value per share is to be determined in accordance with Treas. Reg. ss.ss.1.421-7(e) and 20.2031-2. Subject to the foregoing, the Committee in fixing the exercise price shall have full authority and be fully protected in doing so.

(c) Medium and Time of Payment. The exercise price of an option for a Purchase Period shall be payable in United States dollars upon the exercise of the option for such Purchase Period, and shall be payable only by accumulated payroll deductions made in accordance with ss.6.

(d) Term of Option. No option may be exercised after the end of the Option Term in which the option was granted.

(e) Accrual Limitation. No option shall permit the rights of an employee to purchase shares under all employee stock purchase plans, which are intended to qualify under ss.423 of the Code, of the Trust and its parent corporation (if any) and subsidiary corporations (if any) to accrue at a rate which exceeds $25,000 in fair market value of such shares (determined at the time options are granted) for each calendar year in which the option is outstanding at any time. Thus, the maximum number of Shares an employee may purchase under an option under this Plan for a calendar year for which the employee receives an option is determined by dividing (i) $25,000 by (ii) the per share fair market value of Shares on the Grant Date of the Option Term occurring in such calendar year.

                  For purposes of this paragraph (e) -- (i) the right to purchase Shares under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year; (ii) the right to purchase Shares under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such Shares (determined on the Grant Date of such option) for any one calendar year; and (iii) a right to purchase Shares which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

(f) Termination of Employment; Change in Status. In the event that an employee ceases to be employed by the Trust and all designated subsidiary corporations as an eligible employee for any reason during the employee's participation in an Option Term, his or her accumulated payroll deductions shall be refunded in accordance with ss.6(d). Whether an authorized leave of absence for military or governmental service shall constitute termination of employment for the purposes of the Plan shall be determined by the Committee in accordance with applicable law, which determination, unless modified by the Board (in accordance with applicable law), shall be final and conclusive.

(g) Designation of Beneficiary. An eligible employee may designate a beneficiary (i) who shall receive the balance credited to his or her account if the employee dies before the end of a Purchase Period and (ii) who shall receive the Shares, if any, purchased for the employee under this Plan if the employee dies after the end of a Purchase Period but before either the certificate representing such Shares has been delivered to the employee or before such Shares have been credited to a brokerage account maintained for the employee. Such designation may be revised in writing at any time by the employee by filing an amended designation, and his or her revised designation shall be effective at such time as the Committee receives such amended designation. If a deceased employee failed to designate a beneficiary or, if no person


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so designated survives an employee or, if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the employee's estate shall be treated as his or her designated beneficiary under this paragraph (g).

(h) Nontransferability. Except as provided in paragraph (g) above, neither payroll deductions made by an employee, nor any rights with regard to the exercise of an option or to receive Shares, nor any rights to a return of payroll deductions under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee or by his or her beneficiary. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect. An option may be exercised only by the employee.

(i) Changes In Capital Structure. Subject to any required action by the shareholders, the number of Shares designated in ss.4 and ss.5(d)(i), the number of Shares covered by each outstanding option, and the price per share of each such option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Trust resulting from a subdivision (share-split) or consolidation (reverse-split) of shares or the payment of a share dividend (but only on the Shares) or any other similar change in the capitalization of the Trust, without receipt of consideration by the Trust.

         Subject to any required action by the shareholders, if the Trust is not the surviving entity in any merger or consolidation, the Committee, in its discretion may either (i) cause each outstanding option to apply to the securities to which a holder of the number of Shares subject to the option would have been entitled or (ii) cause each outstanding option to terminate, provided that each employee granted an option under this Plan shall, in such event, have the right immediately prior to such merger or consolidation, to exercise his or her option to the extent of his or her accumulated payroll deductions. In the event of the dissolution or liquidation of the Trust, the Committee shall cause each outstanding option to terminate, provided that each employee granted an option under this Plan shall, in such event, have the right immediately prior to such dissolution or liquidation, to exercise his or her option to the extent of his or her accumulated payroll deductions.

         In the event of a change in the Shares of the Trust as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Shares within the meaning of the Plan.

         To the extent that the foregoing adjustments relate to shares or securities of the Trust, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of ss.423 of the Code.

         Except as expressly provided in this paragraph (i), an employee shall have no rights by reason of any subdivision or consolidation of shares of any class, the payment of any share dividend, any other increase or decrease in the number of shares of any class, or any dissolution, liquidation, merger, or consolidation or spin-off of assets or shares of another corporation; and any issue by the Trust of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the option.


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         The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Trust to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(j) Rights as a Shareholder. An employee shall have no rights as a shareholder with respect to any Shares covered by his or her option until the date the option is exercised in accordance with the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in paragraph (i) above.

(k) Investment Purpose. Each option under the Plan shall be granted on the condition that the purchases of Shares thereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Shares subject to such option are registered under the Securities Act of 1933, as amended (the "Securities Act"), or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Trust such condition is not required under the Securities Act or any other applicable law, regulation or rule of any governmental agency.

(l) Adjustment in Number of Shares Exercisable. If the aggregate number of Shares to be purchased under options granted under the Plan exceeds the aggregate number of Shares specified in ss.4, the Trust shall make a pro rata allocation of the Shares available for distribution so that the limit of ss.4 is not exceeded, and the balance of payroll deductions made by each participating employee shall be returned to him or her as promptly as possible.

(m) Delivery. A book-entry record of the Shares purchased by each employee shall be maintained by the Trust's Share transfer agent and no certificates shall be issued for such Shares except to the extent that an employee specifically so requests. Notwithstanding the foregoing, when a refund is made to an employee pursuant to ss.6(d), certificates shall be delivered to him or her for all Shares then held for the employee under the Plan. A Share certificate delivered to an employee shall be registered in his or her name or, if the employee so elects and if permissible under applicable law, in the names of the employee and one such other person as may be designated by the employee, as joint tenants with rights of survivorship. However, (i) no Share certificate representing a fractional Share shall be delivered to an employee or to an employee and any other person, (ii) cash equal to the fair market value of an employee's fractional share shall be distributed (when an employee requests a distribution of certificates for all of the Shares held for him or her) in lieu of such fractional share unless an employee in light of Rule 16b-3 (as described in ss.10) waives his or her right to such cash payment, and (iii) the Committee shall have the right to charge an employee for registering Shares in the name of the employee and any other person. No employee (or any person who makes a claim for, on behalf of, or in place of an employee) shall have any interest in any Shares under this Plan until they have been reflected in the book-entry record maintained by the Share transfer agent or the certificate for such Shares has been delivered to such person.

(n) Registration and Listing of Shares. If the Trust shall deem it necessary to register under the Securities Act or any other applicable statutes any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Trust shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the


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   Trust shall make prompt application for the listing on such national share exchange of such Shares, at its own expense. Purchases of Shares hereunder shall be postponed as necessary pending any such action.

(o) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, provided that no such provision may in any way be in conflict with the terms of the Plan.

10.      COMPLIANCE WITH RULE 16B-3

         All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under ss.16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate. If any provision of this Plan, any administrative guideline, or any act or omission with respect to this Plan (including any act or omission by an employee) fails to satisfy such exemptive condition under Rule 16b-3 or otherwise is inconsistent with such condition, such provision, guideline, or act or omission shall be deemed null and void.

11.      INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as trustees or as members of the Committee, the members of the Committee shall be indemnified by the Trust against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Trust the opportunity, at its own expense, to handle and defend the same.

12.      AMENDMENT OF PLAN

         The Committee may, to the extent permitted by law, from time to time, with respect to any Shares other than those Shares subject to options that may be exercised in the Purchase Period in which the action occurs, suspend, discontinue, revise, or amend the Plan in any respect whatsoever except that no such revision or amendment may permit the granting of options under this Plan to persons other than employees of the Trust, its parent corporation (if any), or a subsidiary corporation, or otherwise cause options issued under it to fail to meet the requirements of ss.423 of the Code. Furthermore, the Plan may not, without the approval of a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding shares is, either in person or by proxy, present and voting on the Plan, be amended in any manner that will change the number of shares subject to the Plan or change the employees (or class of employees) eligible to receive options under the Plan.


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13.      EFFECTIVE DATE OF PLAN

         In the discretion of the Committee, the Plan will become effective as of January 1, 1999, or as soon as administratively practicable thereafter, subject, however, to approval by the holders of at least a majority of the Shares present or represented, and entitled to vote, at a special or annual meeting of the shareholders at which a quorum is present held within 12 months before or after the date the Plan is approved by the Board. If the Plan is not so approved, the Plan shall not become effective.

14.      ABSENCE OF RIGHTS

         The granting of an option to a person shall not entitle that person to continued employment by the Trust or a subsidiary corporation or affect the terms and conditions of such employment. The Trust or any subsidiary corporation shall have the absolute right, in its discretion, to terminate an employee's employment, whether or not such termination may result in a partial or total termination of his or her option under this Plan.

15.      APPLICATION OF FUNDS

         The proceeds received by the Trust from the sale of Shares pursuant to options will be used for general corporate purposes.

16.      MISCELLANEOUS

(a) Provisions of Plan Binding. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

(b) Consistent Treatment. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

(c) Employment. The right to participate in this Plan shall not constitute an offer of employment and no election to participate in this Plan shall constitute an employment agreement for an employee. Any such right or election shall have no bearing whatsoever on the employment relationship between an employee and any other person. Finally, no employee shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to continued employment.

(d) Applicable Law. Pennsylvania law shall govern all matters relating to this Plan except to the extent it is superseded by federal law.


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